Exhibit 10.47

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is entered into as of August 31, 2022, by and among Rayne Forecast Inc., an Arizona corporation (“Rayne”), Todd Allen Davis, an individual residing in the State of Arizona (“Mr. Davis”), Endexx Corporation, a Nevada corporation (“EDXC”), and Randolf W. Katz, a member of, and on behalf of, Clark Hill PLC, a Michigan domestic professional limited liability company (the “Escrow Agent”). Each of Rayne and Mr. Katz may be referred to individually as a “Party” or collectively as the “Parties.”

A. Rayne is the record holder of certain shares of common stock of EDXC, which includes the 20,526,143 shares of common stock that are the subject of this Escrow Agreement (the “Escrow Stock”).

B. Rayne, Mr. Davis, and EDXC entered into a series of agreements of even date herewith (the “August Agreements”).

C. Pursuant to the terms and conditions of at least one of the August Agreements, the shares of Escrow Stock are being deposited into the escrow that is created hereby, the release of which shares of Escrow Stock is governed by the provisions of the relevant August Agreements and this Escrow Agreement.

D. Rayne and EDXC desire that the Escrow Agent hold and release the shares of Escrow Stock, and the Escrow Agent has agreed to hold the shares of Escrow Stock in escrow and, thereafter, to disburse the shares of Escrow Stock, all in according to the terms and conditions of this Escrow Agreement.

NOW, THEREFORE, in consideration of these presents and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

1. Appointment of the Escrow Agent; the Escrow Agent Fees; Expenses. Rayne and EDXC hereby appoint the Escrow Agent as the Escrow Agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment on the terms set forth herein. The Escrow Agent shall receive as compensation for the services to be rendered by the Escrow Agent hereunder the sum of $985.00 for administration of the escrow described herein, along with reimbursement for all reasonable expenses, disbursements, and advances incurred or made by the Escrow Agent in performance of his duties hereunder (including reasonable fees, expenses, and disbursements of its counsel). All such fees are payable by EDXC.

2. Delivery of the Shares of Escrow Stock. On or about the date of execution of this Escrow Agreement, Rayne, Mr. Davis, EDXC, and the Escrow Agent shall promptly take such steps as may be required by the transfer agent for EDXC to cause the shares of Escrow Stock to be registered in the name, “Randolf W. Katz, as Escrow Agent for Rayne Forecast Inc.” The shares of Escrow Stock shall be held by the Escrow Agent pursuant to the terms hereof either in certificated form or in restricted book entry form pursuant to a lock-up agreement with EDXC’s transfer agent to effectuate the provisions of this Escrow Agreement.

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3. Splits, Recapitalizations, Dividends, and the Like. In the event that EDXC shall (a) effectuate a forward split or a reverse split of its common stock, (b) declare a dividend (whether in cash or in kind, in its derivative securities or in other rights, or in the equity or debt securities of another entity, which securities are owned of record or beneficially by EDXC) to the holders of shares of its common stock, (c) undergo a recapitalization, (d) make a pro rata distribution to the holders of its common stock, (e) undergo a fundamental transaction, or (f) “spin-out” to the holders of its common stock any equity of any of EDXC’s wholly-owned, majority-owned, or otherwise consolidated subsidiaries, then the shares of Escrow Stock shall be appropriately and equitably adjusted, as if such shares were held of record by Rayne.

4. Release of the Shares of Escrow Stock. All of the shares of Escrow Stock will be released (the “Escrow Release Condition”) to Mr. Davis and Rayne, as relevant, if, when, and as EDXC has repaid or otherwise satisfied its obligations (the “EDXC Repayment”) in full to each of the seven separate holders of EDXC’s promissory notes that were delivered by EDXC to each such holder on or about the date of this Escrow Agreement, all of which promissory notes were executed and delivered by EDXC to their respective holders in connection with the respective Settlement, Lock-up, and Leak-out Agreements between EDXC and each of such entities. The holders of such notes are (i) Apollo Management Group, Inc., a Florida corporation, (ii) Apollo Capital Corp., a Delaware corporation, (iii) Apollo Management SPV LLC, a Florida limited liability company, (iv) 3a Capital Establishment, a Lichtenstein corporation, (v) AJB Capital Investments, LLC, a Delaware limited liability company, (vi) Jefferson Street Capital LLC, a New Jersey limited liability company, and (vii) M2B Funding Corp., a Florida corporation. The Escrow Agent will rely on written confirmation from EDXC for notification of the Escrow Release Condition. EDXC hereby covenants to the Parties that it will deliver to the Escrow Agent written notification of the Escrow Release Condition within ten (10) calendar days of the occurrence of the EDXC Repayment. The Escrow Release Condition and the release by the Escrow Holder of the shares of Escrow Stock as required herein shall not be dependent on either or both of Rayne or Mr. Davis having any relationship with EDXC.

5. Termination of Escrow. This escrow described herein shall terminate upon the Escrow Agent providing written instructions to EDXC’s transfer agent with such other documentation as the transfer agent may reasonably require to effectuate the revesting of the shares of Escrow Stock into the name of “Rayne Forecast Inc.”

6. Liability of the Escrow Agent. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no other duties shall be implied. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction, or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper Party or Parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy, or content of any such document. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction or arbitrator, as applicable, determines that the Escrow Agent’s gross negligence, willful misconduct, or fraud was the primary cause of any loss to a Party. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys and may consult with counsel, accountants, and other skilled persons to be selected and retained by it in its sole discretion, provided that any such delegation shall not relieve The Escrow Agent from its obligations, duties, and responsibilities hereunder. The Escrow Agent shall not be liable for anything done, suffered, or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants, or other skilled persons. In the event that The Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any Party that, in its opinion, conflict with any of the provisions of this Escrow Agreement, or with any instructions, claims or demands from any other Party, it shall refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by the Investor or by a final arbitration decision or a non-appealable order or judgment of a court of competent jurisdiction. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect, or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

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All of the terms and conditions in connection with the Escrow Agent’s duties and responsibilities, and the rights of the Parties or anyone else, are contained solely in this Escrow Agreement, and the Escrow Agent is not expected or required to be familiar with the provisions of any other agreements, and shall not be charged with any responsibility or liability in connection with the observance of the provisions of any such other agreements.

Except as herein expressly provided, none of the provisions of this Escrow Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur financial liability or expense in the performance of any of its duties hereunder.

The Escrow Agent is hereby authorized to comply with and obey all final non-appealable orders, judgments, decrees or writs entered or issued by any court or final decision of any arbitrator, and in the event the Escrow Agent obeys or complies with any such final non-appealable order, judgment, decree or writ of any court or final decision of any arbitrator, in whole or in part, after giving the other Parties seven (7) days’ prior written notice, it shall not be liable to any of the other Parties hereto, nor to any other person or entity, by reason of such compliance, notwithstanding that it shall be determined that any such final non-appealable order, judgment, decree, writ, or final decision of a court or final decision of any arbitrator be entered without jurisdiction or be invalid for any reason or be subsequently reversed, modified, annulled or vacated.

7. Resignation or Removal of the Escrow Agent. The Escrow Agent (and any successor escrow agent) may at any time resign as such, after which the Escrow Agent shall promptly deliver the shares of Escrow Stock in its possession to any successor The Escrow Agent then jointly designated by the other Parties hereto in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The Parties shall also have the right at any time upon mutual agreement to substitute a new the Escrow Agent by giving written notice thereof to the Escrow Agent. The resignation or removal of the Escrow Agent shall take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction), or (ii) the day which is five (5) days after the date of delivery of its written notice of resignation to the other Parties hereto or the date on which the Parties hereto deliver written notice of removal to the Escrow Agent, as applicable. If at that time described in clause (ii) of the immediately preceding sentence, the Escrow Agent has not received a designation of a successor the Escrow Agent, the Escrow Agent’s sole responsibility after that time shall be to retain and safeguard the shares of Escrow Stock until receipt of a designation of a successor the Escrow Agent or a joint written disposition instruction by the other Parties hereto or a final non-appealable order of a court of competent jurisdiction.

8. Indemnification of the Escrow Agent. EDXC and Rayne shall jointly and severally indemnify, defend, and save harmless the Escrow Agent and its members, managers, officers, agents and employees (the “Indemnified Parties”) from all loss, liability, or expense (including the reasonable fees and expenses of outside counsel) arising out of or in connection with (i) the Escrow Agent’s execution and performance of this Escrow Agreement, except in the case of any Indemnified Party to the extent that such loss, liability, or expense is due to the gross negligence, willful misconduct, or fraud of such Indemnified Party or (ii) its following any instructions or other directions executed by the Parties. Each of EDXC and Rayne acknowledges that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement.

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9. Disputes. In the event any dispute shall arise between EDXC and Rayne with respect to the release of the shares of Escrow Stock, the Escrow Agent is permitted to interplead the shares of Escrow Stock into a competent federal or state court within the State of Nevada, and thereafter shall be fully relieved from any and all liability or obligation with respect to the shares of Escrow Stock. Each of EDXC and Rayne further agrees to pursue any redress or recourse in connection with such a dispute without making the Escrow Agent a party to same.

10. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable express courier service with charges prepaid, or (iv) transmitted by hand delivery or e-mail addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by e-mail, with accurate confirmation generated by the transmitting computer, if possible, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second (2nd) business day following the date of mailing or deposit with an express courier service, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to EDXC:

ENDEXX Corporation

38246 North Hazelwood Circle

Cave Creek, Arizona 85331

Attn: Todd Davis, President

E-mail: endexx@endexx.com

If to Rayne:

Rayne Forecast Inc.

37043 N. Kohuana Place

Cave Creek, Arizona 85331

Attn: Todd Davis, President

E-mail: todski17@yahoo.com

If to the Escrow Agent:

Clark Hill PLC

555 South Flower Steet, 24th Floor

Los Angeles, California 90071

Attn: Randolf W. Katz, Member

E-mail: rkatz@clarkhill.com and randy@randykatzlaw.com.

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11. Further Assurances. The Parties agree that, from time to time upon the written request of the Escrow Agent, the Parties shall execute and deliver such further documents and do such other acts and things as the Escrow Agent may reasonably request in order to fully effectuate the purposes of this Escrow Agreement.

12. Entire Agreement. This Escrow Agreement constitutes the entire understanding and agreement of the Parties hereto with respect to the general subject matter hereof, supersedes all prior discussions and agreements with respect thereto, and cannot be contradicted by evidence of any alleged oral agreement. This Escrow Agreement may only be amended, modified, or rescinded by written agreement signed by the Parties hereto.

13. Authority; Counterparts. The persons signing below each represent and warrant that they have all requisite and necessary authority to bind the Party for which they are signing to all the terms of this Escrow Agreement. This Escrow Agreement may be executed by signatures sent by facsimile or other electronic means and in separate counterparts, each signature page of which shall be an original copy, all of which together, when attached to the body hereof, shall constitute one instrument, binding upon all Parties hereto, notwithstanding that all of the Parties shall not have signed the same counterparts.

14. Governing Law. This Escrow Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation, and performance of this Escrow Agreement shall be governed by, the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada. The Parties hereto hereby exclusively and irrevocably submit to, and waive any objection against, the exclusive jurisdiction and venue of any state or federal court sitting in Clark County, Nevada, over any proceeding arising out of or relating to this Escrow Agreement.

15. Successors and Assigns. This Escrow Agreement shall be binding upon the Parties hereto and each of their successors and assigns.

16. Assignment. None of the Parties may assign their respective interests in and to this Escrow Agreement without the prior written consent of each other Party.

[Signature Page to Follow.]

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IN WITNESS WHEREOF, the Seller and the Escrow Agent have executed this Escrow Agreement as of the date first above.

RAYNE FORECAST INC.

By:

Todd Davis, President

TODD ALLEN DAVIS,

an individual

ENDEXX CORPORATION

By:
Todd Davis, President

Appointment accepted
as of the first date written above:	CLARK HILL PLC

By:
Randolf W. Katz, Member

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